Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock

of

Ribapharm Inc.

to

Rx Acquisition Corporation

a wholly owned subsidiary of

ICN Pharmaceuticals, Inc.

(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME, ON TUESDAY, JULY 8, 2003, UNLESS THE OFFER IS EXTENDED.

       This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach American Stock Transfer & Trust Company (the “Depositary”) on or prior to the Expiration Date (as defined in “The Offer — Section 1. Terms of the Offer” of the Offer to Purchase (as defined below). This form may be delivered by hand, transmitted by facsimile transmission or mailed (to the Depositary). See “The Offer — Section 3. Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer & Trust Company

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
American Stock Transfer & Trust Company 59 Maiden Lane Plaza Level New York, NY 10038	(718) 234-5001 To Confirm Facsimile Transmissions: (For Eligible Institutions Only) (718) 921-8200 (For Confirmation Only)	American Stock Transfer & Trust Company 59 Maiden Lane Plaza Level New York, NY 10038

       DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

       THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

       The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in “The Offer — Section 3. Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

       The undersigned hereby tenders to Rx Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of ICN Pharmaceuticals, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 10, 2003 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.01 per share (the “Shares”), of Ribapharm Inc., a Delaware corporation, set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares:

Certificate No(s) (if available):

☐	Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Account No.:

Dated:	, 2003

SIGN HERE
Name(s) of Record Holder(s):

(please print)

Address(es):

(Zip Code)
Area Code and Telephone No(s):

Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 (“Rule 14e-4”) under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depositary Trust Company (the “Book-Entry Transfer Facility”), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in “The Offer — Section 3. Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.

(Authorized Signature)

Title:

Name:

(Please type or print)

Dated:	, 2003

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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